UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Texas Pacific Land Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 2900,
Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock , Par Value $0.001 per share	TPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2024, in connection with its periodic review of the bylaws of Texas Pacific Land Corporation (the “Company”), the Company’s Board of Directors (the “Board”) adopted and approved the Company’s Second Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), effective immediately.

The Second Amended and Restated Bylaws, in addition to other changes:

•	Address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (such as providing the Company a remedy if a stockholder fails to satisfy the requirements of the Universal Proxy Rules, requiring nominating stockholders to make a representation as to whether they intend to use the Universal Proxy Rules, requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements of the Universal Proxy Rules at least five business days before the applicable meeting upon the Company’s request);

•	Enhance the existing procedural mechanics for stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including, without limitation, as follows:

o	Requiring that the nominating or proposing stockholder be a stockholder of record at the time of submitting a notice through the date of the applicable meeting;

o	Requiring additional disclosures from nominating or proposing stockholders, proposed nominees and other persons associated with nominating or proposing stockholders;

o	Requiring that proposed nominees make certain representations as to matters such as compliance with guidelines and policies and intention to serve the full term if elected; and

o	Requiring that proposed nominees submit to interviews by the Board (or any Board committee or other subset of the Board) within 10 days following the date of any reasonable request therefor from the Board and agree to tender their resignations if the Board determines that they failed to comply with certain requirements;

•	Modify the provisions relating to stockholder meeting adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, including to reflect amendments to the Delaware General Corporation Law;

•	Provide that special meetings of the Board may be called with less than 24 hours’ notice upon the written request of a majority of the Board;

•	Modify the procedures and mechanics related to the use of proxies; and

•	Expressly set forth the authority and responsibilities of the President and Chief Financial Officer.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

As previously announced by the Company, the Nominating and Corporate Governance Committee of the Board recommended to the full Board that the Board consider including in the Company’s proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) a proposal to amend the Company’s Certificate of Incorporation granting stockholders the right to call a special meeting, for approval at the 2024 Annual Meeting. The Nominating and Corporate Governance Committee is currently evaluating the appropriate parameters for such right, with the intent to make a final recommendation to the Board prior to the release of the proxy statement for the 2024 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Texas Pacific Land Corporation, effective as of May 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Pacific Land Corporation

May 24, 2024	By:	/s/ Micheal W. Dobbs
Name: Micheal W. Dobbs
Title: SVP, General Counsel and Secretary